SOUTHWESTERN ELECTRIC POWER COMPANY      Exhibit 5
                           P.O. BOX 21106, SHREVEPORT, LA  71156    Page 1 of 3
TELEPHONE NUMBER (318) 222-2141

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

FEBRUARY 1995 REVISED


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    313       PSO    345

B.  AMOUNT OF EXPENDITURES:                       SHARED     SWEPCO      PSO

    COSTS ASSIGNED 100% TO SWEPCO:

1860.4001  Direct Material to SWEPCO Coal Cars             $230,496.64
1860.4018  Stores Salvage - SWEPCO                         ($71,001.12)
1860.4101  Direct Labor to SWEPCO Coal Cars                 $24,664.74
1860.4104  Direct Labor to Rework SWEPCO Material            $7,392.49
1860.4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
1860.4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
1860.4213  Employee Fringe Benefits - Direct Labor -
             SWEPCO                                         $11,616.04
1860.4230  Payroll Taxes (FICA & UC) - Direct Labor -
             SWEPCO                                          $2,029.29
1860.4238  Depreciation Expense - SWEPCO                    $10,604.00
1860.4263  Lease - Supplemental Expenses - SWEPCO                $0.00
1860.4270  Outside Maintenance of SWEPCO Coal Cars          $24,381.38
1860.4272  Switching Fees - SWEPCO                           $5,063.79
1860.4277  Repainting Coal Cars - SWEPCO                         $0.00

                 Total 100% SWEPCO Costs                   $255,444.25


    COSTS ASSIGNED 100% TO PSO:

1860.4002  Direct Material to PSO Coal Cars                         $118,166.51
1860.4015  Inventory Carrying Charges - PSO                           $2,872.81
1860.4019  Stores Salvage - PSO                                     ($31,195.71)
1860.4102  Direct Labor to PSO Coal Cars                             $11,361.68
1860.4103  Direct Labor to Rework PSO Material                        $3,820.83
1860.4205  Ad Valorem Taxes - Facility - Direct - PSO                   $103.00
1860.4214  Employee Fringe Benefits - Direct Labor - PSO              $5,000.65
1860.4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO               $961.12
1860.4239  Depreciation Expense - PSO                                     $0.00
1860.4271  Outside Maintenance of PSO Coal Cars                      $13,547.07
1860.4273  Switching Fees - PSO                                       $1,668.35
1860.4278  Repainting Coal Cars - PSO                                     $0.00

                Total 100% PSO Costs                                $126,306.31

                                                                     Exhibit 5
                                                                    Page 2 of 3


    COSTS TO BE SHARED (Ratio of Direct Labor):   SHARED     SWEPCO      PSO


1860.4010  Shop Material                        $4,585.42
1860.4011  Small Tools                            $946.60
1860.4012  Facility Maintenance - Material        $439.39
1860.4013  Sale of Scrap (Cr.)                      $0.00
1860.4016  Switch Engine Operation and
             Maintenance                      $111,598.40
1860.4017  Equipment Operation and Maintenance  $7,905.00
1860.4020  Stores Salvage - Joint                   $0.00
1860.4110  Supervision                          $8,571.79
1860.4111  Clerical                             $3,523.61
1860.4112  Training and Safety                    $720.10
1860.4113  General Shop Labor                  $12,589.63
1860.4114  Facility Maintenance - Labor         $8,787.98
1860.4116  Switch Engine Operation and
             Maintenance                        $7,713.00
1860.4201  Ad Valorem Taxes - Facility          $3,289.00
1860.4203  Taxes - Other                        $1,334.00
1860.4206  Data Processing Charges                $574.40
1860.4207  General Office Overhead              $1,454.07
1860.4210  Employee Activities                      $0.00
1860.4211  Employee Expenses                      ($51.88)
1860.4212  Employee Fringe Benefits            $16,511.89
1860.4215  Employee Sick Benefits                   $0.00
1860.4220  Injuries and Damages                     $0.00
1860.4221  Insurance - Liability and Property     $288.31
1860.4225  Maintenance of Facilities
             (Contracted)                       $2,275.00
1860.4226  Office Supplies and Expenses           $652.66
1860.4232  Payroll Taxes (FICA & UC) - Other    $2,700.26
1860.4233  Special Services                         $0.00
1860.4234  Utilities - Heat, Light, Power and
             Water                             $16,184.31
1860.4235  Utilities - Telephone                  $348.91
1860.4236  Vehicle Expense                          $0.00
1860.4237  Depreciation Expense                     $0.00
1860.4250  Miscellaneous                            $0.00
1860.4262  Lease - Basic - All Except Coal
             Cars                              $32,962.00
1860.4264  Lease - Supplemental Expenses -
             Facility                               $0.00
               Total Costs Shared on Cost Ratio
                  (see computation below)-

         SWEPCO 67.86%  PSO    32.14%         $245,903.85
                                                           $166,870.35
                                                                     $79,033.50


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement (Cost Ratio)                  $3,495.63


                     TOTAL COSTS FOR THE MONTH             $422,314.60
                                                                    $208,835.44

                                                                     Exhibit 5
                                                                    Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $32,057.23   67.86 %   SWEPCO

102, 103 Direct Labor PSO    $15,182.51   32.14 %   PSO

         Total Direct Labor  $47,239.74  100.00 %